RUBY TUESDAY, INC. CHANGE IN CONTROL SEVERANCE PLAN
Effective May 1, 2016

Article 1. Establishment and Term of the Plan
1.5.
Establishment of the Plan. Ruby Tuesday, Inc. (hereinafter referred to as the “Company”) hereby establishes a severance plan to be known as the “Ruby Tuesday, Inc. Change in Control Severance Plan” (the “Plan”). The Plan provides severance benefits to certain employees of the Company (“Executives”) who (A) are listed in Appendix A and (B) have executed an acknowledgement and agreement to be bound by the terms of this Plan, upon certain terminations of their employment from the Company.

1.6.
Purpose of the Plan. The Company considers the establishment and maintenance of a sound and vital management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. The Company recognizes that, as is the case with many publicly held corporations, the possibility of a change in control may arise and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. Accordingly, the Committee has determined that the adoption of this Plan will reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in circumstances arising from the possibility of a Change in Control of the Company.

1.7.	Initial Term. This Plan will commence on May 1, 2016 (the “Effective Date”) and shall continue in effect for a period of three (3) years (the “Initial Term”).

1.8.
Successive Periods. The term of this Plan shall automatically be extended for one (1) additional year at the end of the Initial Term, and then again after each successive one (1) year period thereafter (each such one (1) year period following the Initial Term is referred to as a “Successive Period”). However, the Board or the Committee may terminate this Plan at the end of the Initial Term, or at the end of any Successive Period thereafter, by giving the then-covered Executives written notice of intent to terminate the Plan, delivered at least 120 days prior to the date in which such Initial Term or Successive Period is scheduled to end. If such notice is properly delivered by the Company, this Plan, along with all corresponding rights, duties, and covenants, shall automatically expire at the end of the Initial Term or Successive Period then in progress.

1.9.
Change in Control Renewal. Notwithstanding the provisions of the Plan to the contrary, in the event that a Change in Control of the Company occurs during the Initial Term or any Successive Period, upon the effective date of such Change in Control, the term of this Plan shall automatically and irrevocably be renewed for a period of two (2) years from the effective date of such Change in Control (“Renewal Period”) and this Plan cannot be terminated or amended (if such amendment would have the effect of reducing or otherwise impairing the rights and benefits of Executives then covered under the Plan) prior to the end of such period. Further, this Plan shall be assigned to the successor in such Change in Control, as further provided in Article 7 herein. This Plan shall automatically terminate at the end of the Renewal Period.

Article 2. Definitions
2.2.	Whenever used in this Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized.

(s)
“Affiliate” means the any person or entity from time to time controlling, controlled by or under common control with the Company. For this purpose, the terms “controlling,” “controlled by” or “under common control with” mean direct or indirect ownership of more than fifty percent (50%) of the voting power of another entity.

(t)	“Base Salary” means the greater of Executive’s annual rate of salary, without regard to any salary deferral, at: (i) the Effective Date of Termination, or (ii) the date of the Change in Control.

(u)	“Beneficiary” means the persons or entities designated or deemed designated by Executive pursuant to Section 8.6 herein.

(v)	“Board” means the Board of Directors of the Company.

(w)	“Cause” shall mean:

vii.	fraud or dishonesty in the performance of Executive’s duties with the Company or its Affiliates,

viii.	willful misconduct,

ix.
any intentional, willful and material failure of Executive to perform his or her employment duties (other than any such failure resulting from Executive's disability) for thirty (30) days after the Board delivers a written demand for performance to Executive that specifically identifies the manner in which the Board believes that Executive has not substantially performed his or her employment duties,

x.	conduct in material violation of the Company’s Code of Business Conduct and Ethics,

xi.	conviction or plea of guilty or nolo contendere to a felony, or

xii.	material breach or violation of the terms of any agreement to which Executive and the Company (or any Affiliate) are party.

For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "intentional "or "willful" unless it is done, or omitted to be done, by Executive in bad faith and without reasonable belief that Executive's act or omission was in the best interests of the Company and its Affiliates, and any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company and its Affiliates.

(x)	“Change in Control” shall mean:

vii.
the acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of voting securities of the Company where such acquisition causes any such Person to own twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities then entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following shall not constitute a Change in Control: (1) any acquisition directly from the Company, unless such a Person subsequently acquires additional shares of Outstanding Voting Securities other than from the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate,

viii.
within any twelve-month period (beginning on or after the Effective Date), the persons who were directors of the Company immediately before the beginning of such twelve-month period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors of the Company; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to the Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors shall be deemed to be an Incumbent Director,

ix.
the consummation of a reorganization, merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities,

x.	the sale, transfer or assignment of all or substantially all of the assets of the Company and its affiliates to any third party, or

xi.	the liquidation or dissolution of the Company.

Notwithstanding anything in this Plan to the contrary, to the extent any provision of this Plan would cause a payment or benefit not exempt from the requirements of Code Section 409A to be made because of the occurrence of a Change in Control, then such payment or benefit shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code Section 409A. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Change in Control (and other Executive rights that are tied to a Change in Control shall not be affected by this paragraph).

(y)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any successors thereto.

(z)	“Committee” means the Executive Compensation Committee of the Board or any other committee appointed by the Board to perform the functions of the Executive Compensation Committee.

(aa)	“Company” means Ruby Tuesday, Inc., a Georgia corporation, or any successor thereto as provided in Article 7 herein.

(bb)	“Effective Date” means the commencement date of this Plan as specified in Section 1.3 of this Plan.

(cc)	“Effective Date of Termination” means the date on which a Qualifying Termination occurs.

(dd)	“Good Reason” shall mean without Executive’s express written consent the occurrence of any one or more of the following:

xii.	a material reduction in Executive’s Base Salary,

xiii.	a material reduction in Executive’s Target Annual Bonus Opportunity,

xiv.	a material diminution in Executive’s authority, duties or responsibilities,

xv.	a change in Executive’s reporting relationship,

xvi.	the requirement by the Company or the surviving company that Executive relocate Executive’s principal work location to a location more than 50 miles from where Executive’s office is located immediately prior to the Change in Control, except for required travel on Company business, or

xvii.	any other material breach by the Company or the surviving company of any material provision of this Agreement.

For purposes of this Plan, Executive shall not be entitled to assert that a termination is for Good Reason unless (i) Executive gives the Board written notice of the event or events which are the basis for such assertion within ninety (90) days after the event or events occur (“Event Date”), (ii) the Company has not cured or fully remedied such event or events within thirty (30) days after receiving such written notice and (iii) Executive’s Effective Date of Termination is no later than one-hundred twenty (120) days after the Event Date.

(ee)
“Inventions” shall mean all designs, discoveries, improvements, ideas, and works of authorship, whether or not patentable, trademarkable or copyrightable, including, without limitation, any novel or improved products, software, computer programs, processes, machines, promotional and advertising materials, data processing systems, circuits, mask works, flowcharts, algorithms, drawings, blue prints, schematics and other manufacturing and sales techniques, that either (i) related to (A) the business of the Company or any of its Affiliates or (B) the actual or demonstrably anticipated research or development of the Company or any of its Affiliates, (ii) result from any work performed by Executive for the Company or any of its Affiliates or (iii) are developed using property or assets of the Company or its Affiliates.

(ff)
“Notice of Termination” shall mean a written notice which shall indicate the specific termination provision in this Plan relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated.

(gg)
“Protected Information” shall mean trade secrets, confidential and proprietary business information of the Company and its Affiliates, and any other information of the Company and its Affiliates, including, but not limited to, customer lists (including potential customers), sources of supply, processes, plans, materials, pricing information, internal memoranda, marketing plans, internal policies, and products and services which may be developed from time to time by the Company or its Affiliates and its or their agents or employees, including Executive; provided, however, that information that is in the public domain (other than as a result of a breach of this Plan), approved for release by the Company or lawfully obtained from third parties who are not bound by a confidentiality agreement with the Company or its Affiliates, is not Protected Information.

(hh)	“Qualifying Termination” means a termination of employment from the Company and its Affiliates under the following circumstances:

iii.
An involuntary termination of Executive’s employment by the Company for reasons other than Cause or death pursuant to a Notice of Termination delivered to Executive by the Company upon or within 24 months after a Change in Control, or

iv.	A voluntary termination by Executive for Good Reason pursuant to a Notice of Termination delivered to the Company by Executive upon or within 24 months after a Change in Control.

Termination of employment shall have the same meaning as “separation from service” within the meaning of Treasury Regulation §1.409A-1(h).

(ii)	“Severance Benefits” means the payment of compensation following a Qualifying Termination as provided in Article 3 herein.

(jj)	“Severance Multiple” means the severance multiple assigned to Executive that is shown on Appendix A.

(kk)	“Target Annual Bonus” means, as of any date, the amount equal to the product of (i) Executive’s base salary as of such date and (ii) Target Annual Bonus Opportunity.

(ll)	“Target Annual Bonus Opportunity” means, as of any date, Executive’s annual bonus opportunity assuming the achievement of target performance under any Company-maintained annual incentive plan expressed as a percentage of Executive’s then annual rate of salary, without regard to any salary deferral; provided, however, if Executive’s annual bonus is discretionary, then Executive’s Target Annual Bonus Opportunity shall be deemed equal to 100% of Executive’s base salary.

Article 3. Severance Benefits
3.4	Right to Severance Benefits

(e)	Change in Control Severance Benefits. Executive shall be entitled to receive Severance Benefits, from the Company, as described in Section 3.2 herein, if Executive incurs a Qualifying Termination.

(f)	No Severance Benefits. Executive shall not be entitled to receive Severance Benefits if Executive’s employment with the Company ends for reasons other than a Qualifying Termination.

(g)
General Release and Acknowledgement of Restrictive Covenants. As a condition to receiving Severance Benefits under Section 3.2 (other than Section 3.2(a) to the extent required by law), Executive shall be obligated to execute a general release of claims in favor of the Company, its current and former affiliates and shareholders, and the current and former directors, officers, employees, and agents of the Company in a form acceptable to the Company (“Release Agreement”). Executive must also execute an agreement under which Executive acknowledges the restrictive covenants and other obligations set forth in Article 4 and agrees to be bound by and comply with such restrictive covenants and other obligations (“Restrictive Covenants Agreement”). The Release Agreement and Restrictive Covenants Agreement must be executed by Executive and provided to the Company prior to the sixtieth (60th) day following the Effective Date of Termination.

(h)
No Duplication of Severance Benefits. If Executive becomes entitled to Severance Benefits, the Severance Benefits provided for under Section 3.2 hereunder shall be in lieu of all other severance payments or other benefits provided to Executive under any other Company-related severance plans, programs, or agreements.

3.5	Description of Severance Benefits. In the event Executive becomes entitled to receive Severance Benefits, as provided in Section 3.1(a) herein, the Company shall provide Executive with the following:

(e)
Accrued Obligations. A lump-sum amount paid promptly following the Effective Date of Termination equal to Executive’s unpaid Base Salary, accrued but unpaid vacation pay, unreimbursed business expenses, and all other items earned by and owed to Executive through and including the Effective Date of Termination.

(f)
Cash Severance. A lump-sum amount paid on the sixtieth (60th) calendar day following Executive’s Effective Date of Termination equal to the product of (i) Executive’s Severance Multiple and (ii) the sum of the following: (A) Executive’s Base Salary and (B) Executive’s Target Annual Bonus in the year of termination (or, if greater, Executive’s Target Annual Bonus in the year of the Change in Control).

(g)
Pro Rata Target Bonus. A lump-sum amount paid on the sixtieth (60th) calendar day following Executive’s Effective Date of Termination equal to Executive’s Target Annual Bonus, adjusted on a pro rata basis based on the number of days Executive was actually employed during the bonus plan year in which Executive incurs a Qualifying Termination.

(h)
Continuation of Health Care Benefits. A lump-sum amount paid on the sixtieth (60) calendar day following Executive’s Effective Date of Termination equal to the product of (i) one and one-half (1 ½) and (ii) the annual employer contributions for Executive’s medical, dental, optical and group term-life insurance coverage in effect for the year of termination. For purposes of calculating this amount, the employer contribution shall be based on the same coverage level and cost to Executive as in effect immediately prior to Executive’s Effective Date of Termination.

(i)
Outplacement Services. Executive shall be entitled to reimbursement for outplacement service costs incurred (which shall include appropriate itemization and substantiation of expenses incurred) within the eighteen month (18) period immediately following Executive’s Effective Date of Termination, subject to a maximum amount of $30,000; provided that such claims for reimbursement are submitted to the Company within 90 days following the date of invoice. Any obligation to provide such reimbursement shall cease in the event that Executive’s Release Agreement and Restrictive Covenant Agreement do not become effective and irrevocable prior to the 60th day following Executive’s Effective Date of Termination or Executive breaches one or more restrictive covenants set forth in Article 4.

3.6
Impact on Long-Term Incentives. The treatment of any long-term incentive awards that may be outstanding on Executive’s Effective Date of Termination shall be determined under the applicable long-term incentive plan under which the award was granted and the related award agreement.

Article 4. Restrictive Covenants and Obligations Upon Termination of Employment
4.4
Applicability of Restrictive Covenants and Executive Acknowledgement. Executive shall be subject to the restrictive covenants set forth in the Article 4 regardless of whether Executive becomes eligible to receive Severance Benefits. Recognizing the specialized nature of the Company and its Affiliates, Executive acknowledges and agrees that the duration, geographic scope and activity restrictions of the covenants in this Article are reasonable and will not prevent Executive from earning a living.

(e)
Noncompete. Executive acknowledges that he or she has obtained and will continue to obtain during employment with the Company, knowledge of Protected Information, customer relationships, know-how and goodwill that would, in the event Executive were to become employed by or otherwise associated with a competitor, cause irreparable harm to the Company and its Affiliates. In consideration of Executive’s inclusion under this Plan, during Executive’s employment with the Company and for a period of twelve (12) months after the Effective Date of Termination (the “Noncompete Period”), Executive shall not directly or indirectly (as a director, officer, employee, shareholder, investor, partner, consultant or otherwise) provide services which are the same as, or compete with, the services Executive provided the Company in connection with the business of any person or entity who/which produces or sells any products or services: (i) that compete with those produced, sold or offered for sale by the Company or any Affiliate; or (ii) which the Company or an Affiliate has taken internal or external steps to sell or produce at Executive level, selling or producing during the twenty-four (24) months prior to the Effective Date of Termination or during the twenty-four (24) months prior to Executive providing such services (both (i) and (ii) hereafter referred to as “Restricted Products/Services”). The geographic scope (the “Territory”) of each covenant in this Article shall be limited to those States and provinces in foreign jurisdiction in which the Company operates. Nothing in this Plan shall prohibit Executive ownership of securities of a corporation that is listed on a national securities exchange or traded in the national over-the-counter market in an amount that does not exceed (together with any indirect or attributed ownership) five percent (5%) of the outstanding shares of any such corporation.

(f)
Nonsolicitation of Employees. During Executive’s employment and for a period of eighteen (18) months after the Effective Date of Termination, Executive shall not: directly or indirectly (a) solicit for employment with an entity other than the Company or its Affiliates to perform services for the Company any individual who is employed by the Company or its Affiliates (an “Employee”); (b) engage in discussions encouraging any Employee to terminate his/her employment with the Company or its Affiliates or engagement as an independent contractor providing services to the Company; (c) in any way prompt any Company or Affiliate Employee or contractor to diminish the services he/she/it provides to the Company; or (d) assist any third party with respect to any of the foregoing. Notwithstanding the foregoing, nothing in this Section shall: (i) prohibit Executive from offering employment to, or an independent contractor relationship with, any such person who initiates employment or independent contractor relationship discussions with Executive’s then current employer without any direct or indirect solicitation or involvement by Executive; or (ii) during the term of his employment with the Company, restrict Executive from encouraging any Company or Affiliate Employee to resign or any contractor to terminate his/her/its contractual relationship with the Company or Affiliate, or from terminating any employee or contractor of the Company or Affiliates, provided that such discussions are in the best interest of the Company or its Affiliates.

(g)
Nondisclosure of Confidential Information. The Company has advised Executive and Executive acknowledges that it is the policy of the Company to maintain as secret and confidential all Protected Information and that Protected Information has been and will be developed at substantial cost and effort to the Company and its Affiliates. Executive shall not at any time during employment with the Company, and for a period of twenty-four (24) months after the Effective Date of Termination, directly or indirectly, divulge, furnish, or make accessible to any person, firm, corporation, association, or other entity (otherwise than as may be required in the regular course of Executive’s employment), nor use in any manner, either during Executive’s employment with the Company or after termination for any reason, any Protected Information, or cause any such information of the Company to enter the public domain. This restriction shall remain in effect with respect to any Protected Information until such Protected Information becomes generally available to the public through no improper action or breach of this Section by Executive.  Notwithstanding the limitations set forth above, Executive understands and agrees to keep any Protected Information that qualifies as a trade secret under the applicable law confidential for as long as such Protected Information remains a trade secret.

(h)
Nondisparagement. At all times, Executive agrees not to publicly disparage the Company, or any officer or member of the Board of Directors or otherwise make comments harmful to the Company’s reputation. However, nothing in this provision will be construed to prevent Employee from (i) testifying in response to a lawfully served subpoena, giving truthful testimony under oath, or otherwise complying with a lawful court or agency order; (ii) filing a charge with the Equal Employment Opportunity Commission (or cross-filing any equivalent fair employment charge with any state or local fair employment agency); (iii) cooperating with the EEOC or any federal, state, or local fair employment agency; or (iv) filing a complaint or cooperating with any government or law enforcement agency.

4.5
Return of Information and Other Property. On or before the last day of Executive’s employment with the Company (or any other time upon the Company’s request), Executive shall deliver to the Company the original and all copies of all documents, records and property of any nature whatsoever, including, without limitation, telephones, computers, automobiles and other tangible personal property and any records, documents or property created by Executive that are in Executive’s possession or control and that are the property of the Company or any of its Affiliates, except as authorized in writing or pursuant to the Company’s then existing policies permitting withdrawing Executive to retain computers, cell phones or other items of Company property for their personal use. Executive further agrees that, within ten (10) days following the Effective Date of Termination, Executive shall deliver to the Company a certificate to the effect that all Protected Information and Company trade secrets stored on any computer owned by Executive or owned by any person residing with Executive has been deleted.

4.6
Assignment/Cooperation. Executive hereby assigns to the Company all of Executive’s right, title and interest in and to all Inventions. During Executive’s employment with the Company and at all times thereafter, upon the request of an authorized executive officer of the Company, Executive shall do any reasonable act and thing to assist the Company in any way to vest in the Company all of Executive’s right, title and interest in and to all Inventions and to obtain, defend and enforce the Company’s rights in all Inventions including, without limitation, agreeing to testify in any suit or other proceeding involving any Invention or document, to review, return or sign all documents that the Company reasonably determines to be necessary or proper, and to apply for, obtain or enforce any patents or copyrights relating to any Invention. The Company shall compensate Executive at a reasonable rate for time actually spent assisting the Company with any of the foregoing after the last day of Executive’s employment with the Company.

Article 5. Effect of Excise Tax
5.1.
Best Net. It is the object of this paragraph to provide for the maximum after-tax income to each Executive with respect to any payment or distribution to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the Plan or any other plan, arrangement or agreement, that would be subject to the excise tax imposed by Section 4999 of the Code) or any similar federal, state or local tax that may hereafter be imposed (a “Payment”) (Section 4999 of the Code or any similar federal, state or local tax are collectively referred to as the “Excise Tax”).  Accordingly, before any Payments are made under this Plan, a determination will be made as to which of two alternatives will maximize such Executive’s after-tax proceeds, and the Company must notify Executive in writing of such determination. The first alternative is the payment in full of all Payments potentially subject to the Excise Tax. The second alternative is the payment of only a part of Executive’s Payments so that Executive receives the largest payment and benefits possible without causing the Excise Tax to be payable by Executive.  This second alternative is referred to in this paragraph as “Limited Payment”. Executive’s Payments shall be paid only to the extent permitted under the alternative determined to maximize Executive’s after-tax proceeds, and Executive shall have no rights to any greater payments on his or her Payments.  If Limited Payment applies, Payments shall be reduced in accordance with Section 5.2 and in a manner that would not result in Executive incurring an additional tax under Code Section 409A.

5.2.	Ordering of Reduction in Payments.

(a)
Payments not constituting nonqualified deferred compensation under Code Section 409A shall be reduced first, in this order but only to the extent that doing so avoids the Excise Tax (e.g., accelerated vesting or payment provisions in an award will be ignored to the extent that such provisions would trigger the Excise Tax):

v.	Payment of the Severance Benefits to the extent such payments do not constitute deferred compensation under Code Section 409A.

vi.	Awards that can be earned based on performance (“Performance-Based Awards”), but excluding Performance-Based Awards subject to Code Section 409A.

vii.	Awards that can be earned solely on the passage of time (“Service-Based Awards”), but excluding Service-Based Awards subject to Code Section 409A.

viii.	Awards of stock options and SARs under a Company omnibus or incentive plan.

(b)	Then, if the foregoing reductions are insufficient, Payments constituting deferred compensation under Code Section 409A shall be reduced, in this order

i.	Payment of the Severance Benefits to the extent such payments constitute deferred compensation under Code Section 409A.

ii.	Performance-Based Awards subject to Code Section 409A.

iii.	Service-Based Awards subject to Code Section 409A.

iv.	In the event of conflict between the order of reduction under this Plan and the order provided by any other Company document governing a Payment, then the order under this Plan shall control.

All determinations required to be made under this Article 5 shall be made by the Company’s external auditor or another nationally recognized firm selected by the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and Executive within ten (10) business days of the termination of employment giving rise to benefits under the Plan, or such earlier time as is requested by the Company.  All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company.  In the event the Accounting Firm determines that the Payments shall be reduced, it shall furnish Executive with a written opinion to such effect.  The determination by the Accounting Firm shall be binding upon the Company and Executive.

Article 6. Legal Fees and Notice
6.1.
Payment of Legal Fees. Except as otherwise agreed to by the parties, the Company shall pay Executive for costs of litigation or other disputes including, without limitation, reasonable attorneys’ fees incurred by Executive in asserting any claims or defenses under this Plan, except that Executive shall bear his/her own costs of such litigation or disputes (including, without limitation, attorneys’ fees) if the court (or arbitrator) finds in favor of the Company with respect to any material claims or defenses asserted by Executive.

6.2.
Notice. Any notices, requests, demands, or other communications provided for by this Plan shall be sufficient if in writing and if sent by registered or certified mail to Executive at the last address he or she has filed in writing with the Company or, in the case of the Company, at its principal offices.

Article 7. Successors and Assignment
7.3.
Successors to the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) of all or a significant portion of the assets of the Company to expressly assume and agree in writing to perform under this Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Regardless of whether such agreement is executed, the terms of this Plan shall be binding upon any successor in accordance with the operation of law and such successor shall be deemed the “Company” for purposes of this Plan.

7.4.
Assignment by Executive. This Plan shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive dies while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to Executive’s Beneficiary.

Article 8. Miscellaneous
8.12.
Code Section 409A. To the extent applicable, it is intended that the Plan comply with the provisions of Code Section 409A. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A).  Notwithstanding anything contained herein to the contrary, for all purposes of this Plan, Executive shall not be deemed to have had a termination of employment until Executive has incurred a separation from service as defined in Treasury Regulation §1.409A-1(h) and, solely to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, payment of the amounts payable under the Plan that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period, plus interest thereon, at a rate equal to the applicable "Federal short-term rate" (as defined in Code Section 1274(d)) for the month in which such date of termination occurs, from the respective dates on which such amounts would otherwise have been paid until the actual date of payment. In addition, for purposes of the Plan, each amount to be paid and each installment payment shall be construed as a separate, identified payment for purposes of Code Section 409A. With respect to expenses eligible for reimbursement under the terms of this Plan: (i) the amount of such expenses eligible for reimbursement in any taxable year shall not affect the expenses eligible for reimbursement in another taxable year; and (ii) any reimbursements of such expenses shall be made no later than the end of the calendar year following the calendar year in which the related expenses were incurred, except, in each case, to the extent that the right to reimbursement does not provide for a "deferral of compensation" within the meaning of Code Section 409A.

8.13.
Employment Status. Except as may be provided under any other agreement between Executive and the Company, the employment of Executive by the Company is “at will” and may be terminated by either Executive or the Company at any time, subject to applicable law.

8.14.
Entire Plan. This Plan supersedes any prior agreements or understandings, oral or written, between the parties hereto, with respect to the subject matter hereof, and constitutes the entire agreement of the parties with respect thereto. Without limiting the generality of the foregoing sentence, this Plan completely supersedes any and all prior employment agreements entered into by and between the Company and Executive, and all amendments thereto, in their entirety.

8.15.
Severability. In the event that any provision or portion of this Plan shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Plan shall be unaffected thereby and shall remain in full force and effect.

8.16.
Tax Withholding. The Company may withhold from any benefits payable under this Plan all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

8.17.
Beneficiaries. Executive may designate one (1) or more persons or entities as the primary and/or contingent beneficiaries of any amounts to be received under this Plan. Such designation must be in the form of a signed writing acceptable to the Board or the Board’s designee.

Executive may make or change such designation at any time. The last designation filed with the Company prior to the date of Executive’s will be applicable.

8.18.
Payment Obligation Absolute. The Company’s obligation to make the payments provided for herein shall be absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any offset, counterclaim, recoupment, defense, or other right which the Company may have against Executive or anyone else. Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Plan, and the obtaining of any such other employment shall in no event affect any reduction of the Company’s obligations to make the payments and arrangements required to be made under this Plan.

8.19.
Contractual Rights to Benefits. Subject to approval and ratification by the Committee, this Plan establishes and vests in Executive a contractual right to the benefits to which he or she is entitled hereunder. However, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

8.20.
Modification; Survival. No provision of this Plan may be modified, waived, or discharged in a manner adverse to Executive unless such modification, waiver, or discharge is agreed to in a writing signed by the affected Executive and by an authorized member of the Committee, or by the respective parties’ legal representatives and successors, subject to the Company’s right to terminate the Plan under section 1.4. The termination of this Plan pursuant to Section 1.4 shall not affect (A) any obligation of the Company to pay any Severance Benefits due to a Qualifying Termination occurring prior to the effective date of such termination or (B) the obligations of Executive pursuant to Article 4. Additional Executives may be added to Appendix A by the Committee from time to time provided that Executive meets the requirements of Section 1.1.

8.21.
Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.22.
Applicable Law. To the extent not preempted by the laws of the United States, the internal laws of the state of Georgia (without regard to its laws concerning choice of law) shall be the controlling law in all matters relating to this Plan.

Appendix A—Covered Executives and Applicable Severance Multiple

Executive Name	Title	Severance Multiple
	Chief Executive Officer	3x

	Chief Legal Officer	2x

	Chief Financial Officer	2x

	President, Ruby Tuesday	2x
Concept

	Chief Development Officer	2x

	Chief Marketing Officer	2x

	Chief People Officer	2x

	Vice President	1x